UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2011

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On October 17, 2011, the Compensation and Human Resources Committee (the "Committee") of the Board of Directors of Best Buy Co., Inc. (the "registrant") approved design changes to the registrant's Long-Term Incentive Program (“LTIP”) pursuant to the 2004 Omnibus Stock and Incentive Plan, as amended. The objective of the redesign is to provide recipients, including all officers of the registrant, with market-competitive grants that create both a short-term and long-term vested interest in the success of the registrant.

Based on the results of market analysis and application of the Executive Compensation Framework as discussed in the registrant's Proxy Statement filed on May 26, 2011, the Committee determined that adoption of the LTIP redesign was necessary to attract, retain and create incentives for key talent and leadership needed to execute our strategy and create value for our shareholders.

Current Plan. The registrant's chief executive officer and executive vice presidents receive a combination of 75% stock options and 25% time-based restricted shares. Grants under the current plan vest on a four-year schedule, with one-fourth of the grant vesting on the anniversary of the original grant date for four years.

New Plan. The LTIP redesign introduces a structure under which one-third of all officer awards will be contingent on business performance criteria, such as return on invested capital and net earnings. This results in a balanced portfolio of compensation rewards consisting of one-third stock options, one-third time-based restricted shares, and one-third performance shares. In addition, all executive grants under the LTIP will vest on a three-year schedule with one-third of the grant vesting on the anniversary of the original grant date for three years. Combined with the introduction of the performance-based component, the LTIP redesign also provides for grant level increases approximating the median value of benchmark companies as determined by application of the Executive Compensation Framework. The LTIP redesign is planned to be implemented beginning fiscal year 2013.

Among the potential recipients are the following five individuals, each of whom were named executive officers pursuant to Item 402 of Regulation S-K for purposes of the registrant's Proxy Statement for the fiscal year ended February 26, 2011:

•	Brian J. Dunn, Chief Executive Officer;

•	James L. Muehlbauer, Executive Vice President – Finance and Chief Financial Officer;

•	Shari L. Ballard, Executive Vice President and President – Americas;

•	Carol A. Surface, Executive Vice President and Chief Human Resources Officer; and

•	Michael A. Vitelli, Executive Vice President and President – Americas.

Best Buy Co., Inc.'s Proxy Statement, its Annual Report to Shareholders, and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant and its compensation plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: October 21, 2011	By:	/s/ KEITH J. NELSEN
Keith J. Nelsen
Executive Vice President, General Counsel and Secretary

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